UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT #1 TO FORM SB-2
ON FORM S-1
SEC FILE NO: 333-146866

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EDGEMONT MINING INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	98-0557824
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Edgemont Mining Inc.
Edders Road
Stalwart, Saskatchewan, S0G 4R0
Canada
Telephone: 306-963-2657
(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc
2470 Saint Rose Parkway, Suite 304
Henderson, Nevada 89074
Telephone: 702-818-5898
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed  or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_X_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__|	Accelerated filer |__|
Non-accelerated filer |__|	Smaller reporting company | X |
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	1,000,000	$0.02 per share	$20,000	$2.14

(1)	Based on the last sales price on June 2, 2006
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated May 11, 2009

PROSPECTUS
Edgemont Mining Inc.
1,000,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is quoted for trading on the OTC Bulletin Board under symbol “EGMM”.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. See section entitled "Risk Factors" on pages 7-8.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: May 11, 2009

Table of Contents

		PAGE
Summary		5
Risk Factors		7
-	If we do not obtain additional financing, our business will fail	7
-	Because we have not commenced business operations, we face a high risk of business failure	7
-	Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profitable operations in the future	8
-	Because our director owns 54.55% of our outstanding common stock, he could make or control corporate decisions that may be disadvantageous to other minority shareholders	8
-	Because our director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
-	A purchaser is purchasing a penny stock which limits their ability to sell the stock	8
Forward-Looking Statements		8
Use of Proceeds		8
Determination of Offering Price		8
Dilution		9
Selling Shareholders		9
Plan of Distribution		12
Description of Securities		13
Interests of Named Experts and Council		15
Description of Business		15
Description of Property		16
Legal Proceedings		16
Market for Common Equity and Related Shareholder Issues		16
Financial Statements		17
Management’s Discussion and Analysis		37
Changes in and Disagreements with Accountants		38
Available Information		38
Reports to Security Holders		39
Directors, Executive Officers, Promoters and Control Persons		39
Executive Compensation		39
Security Ownership of Certain Beneficial Owners and Management		40
Certain Relationships and Related Transactions		41
Disclosure of Commission Position of Indemnification for Securities Act Liablities		41

Summary

Prospective investors are urged to read this prospectus in its entirety.

On October 30, 2006, we entered into an agreement, subsequently amended August 17, 2007, with Robert Weicker of Cocquitlam, BC, wherein he granted us the sole and exclusive option to acquire a 100% interest in the Kate property, which is located approximately 100 kilometers south-southwest of the Town of Houston in west-central British Columbia, Canada. We purchased this Option from Robert Weicker for a cash payment of $5,000. In order to exercise this option and acquire these claims we needed to pay Mr. Robert Weicker further cash payments totaling $320,000 as follows;

1. $15,000 by the earlier of February 29, 2008 and that date which is forty-eight (48) hours after receiving notice from Mr. Weicker that said payment must be made forthwith, provided that said notice cannot be given, at the earliest, until after October 30, 2007;
2.  $25,000 by July 20, 2008;
3.  $75,000 by July 20, 2009; and
4.  $205,000 by July 20, 2010.

and incur $445,000 in exploration expenditures as follows:

1. $50,000 by the earlier of February 29, 2008 and that date which is forty-eight (48) hours after receiving notice from Mr. Weicker that said payment must be made forthwith, provided that said notice cannot be given, at the earliest, until after August 31, 2007;
2.  $50,000 by August 31, 2008;
3.  $145,000 by August 31, 2009; and
4.  $200,000 by August 31, 2010.

We have failed to make certain of the additional payments above-noted, and, accordingly our option to acquire the 100% interest in the property has terminated.

Our plan of operation is to review other potential acquisitions in the resource and non-resource sectors.  Currently, we are in the process of completing due diligence reviews of several business opportunities.  We expect that these reviews could cost us a total of $25,000 in the next 12 months.

We were incorporated on April 4, 2006 under the laws of the state of Nevada.  Our principal offices are located at Edders Road, Stalwart, Saskatchewan, S0G 4R0. Our phone number is 306-963-2657.

The Offering:

Securities Being Offered	Up to 1,000,000 shares of common stock.

Offering Price	The selling shareholders will sell our shares at prevailing market prices quoted on the OTC Bulletin Board, or privately negotiated prices.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 1,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued	2,200,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

	January 31, 2009	April 30, 2008
	(unaudited)	(audited)

Cash	$17	$338
Total Assets	$17	$338
Liabilities	$29,049	$5,331
Total Stockholders’ Equity	$(29,032)	$(4,993)

Statement of Operations

From Incorporation on
April 4, 2006 to January 31, 2009
(unaudited)

Revenue	$0
Net Loss	$(54,032)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete any acquisition of a business interest and fund its future development.  As of January 31, 2009, we had cash on hand of only $17.  We currently do not have any operations and we have no income.  We will require additional funds to review, acquire and develop business assets.  We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on April 4, 2006 and, to date, we have been involved primarily in organizational activities and the acquisition of a mineral property. We were unsuccessful in this initial business plan and are now seeking to acquire an interest in alternative assets. We may not be able to identify and acquire any interest in suitable business assets.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will fail.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception resulting in an accumulated deficit of $54,032. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing to meet our obligations, we will be insolvent and will cease business operations.

BECAUSE OUR DIRECTOR OWNS 54.55% OF OUR OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director owns approximately 54.55% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president intends to devote 10% of his business time to our affairs. It is possible that the demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, our president may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,000,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include 1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 2, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4. the percentage owned by each upon completion of the offering.

Name of Selling Owned Stockholder Completion Offering	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Upon Of This Offering
Phyllis L. Byrne 9792 Springfield Road Vernon, BC V1B 3E5	50,000	50,000	Nil	Nil
Bobbi-Jean Catt 5512 Willow Place Vernon, BC V1T 8N9	50,000	50,000	Nil	Nil
Katie Hickey 5505 Willow Place Vernon, BC V1T 8N9	50,000	50,000	Nil	Nil
Theresa Bru CMP 32 Ste 10 RR7 Vernon, BC V1T 7Z3	50,000	50,000	Nil	Nil
Michelle Haycock 3009 38th Street Vernon, BC V1T 6H7	50,000	50,000	Nil	Nil

Name of Selling Owned Stockholder Completion Offering	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Upon Of This Offering
John Bartell 2903 – 25th Street Vernon, BC V1T 8E6	50,000	50,000	Nil	Nil
Carrie O’Neil 116 – 3020 Allenby Way Vernon, BC V1T 8L4	50,000	50,000	Nil	Nil
Deb Fisher 8965 Kalamalka Ek. Rd. Vernon, BC V1B 3C2	50,000	50,000	Nil	Nil
Ken George 2111 – 11 Street Vernon, BC V1T 3S1	50,000	50,000	Nil	Nil
John Kroes 18K Westside Rd. CMP C6 STE 10 RR7 Vernon, BC V1T 7Z3	50,000	50,000	Nil	Nil
Mike Stychyshyn Westside Rd. CMP 31 STE 11 RR7 Vernon, BC V1T 7Z3	50,000	50,000	Nil	Nil
Debbie Brown 259 – 6900 Tronson Rd. Vernon, BC V1T 1X7	50,000	50,000	Nil	Nil
Ralf Stass 2302 – 44th Ave. Vernon, BC V1T 3M1	50,000	50,000	Nil	Nil

Name of Selling Owned Stockholder Completion Offering	Shares Owned Prior To This Offering	Total Number of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percent Upon Of This Offering
Connie Stass 2302 44th Ave. Vernon, BC V1T 3M1	50,000	50,000	Nil	Nil
Joel Mertz 494 Brighton Rd. Kelowna, BC V1X 5K5	50,000	50,000	Nil	Nil
Rob Bauman 11839 Bond Rd. Lake Country, BC V4V 1J1	50,000	50,000	Nil	Nil
James Davie 2134 Crestview Rd. Kelowna, BC V1Z 1Y9	50,000	50,000	Nil	Nil
Susan Suprenant 9474 Hodges Rd. CMP B9 STE 11 RR7 Vernon, BC V1T 7Z3	10,000	10,000	Nil	Nil
Maela Bru Westside Rd. CMP 32 STE 10 RR7 Vernon, BC V1T 7Z3	10,000	10,000	Nil	Nil
Sharon Sehn 2702 40 St. Vernon, BC V1T 6J7	10,000	10,000	Nil	Nil
Val Lumley 2111 – 11 St. Vernon, BC V1T 3S1	10,000	10,000	Nil	Nil
Amelie Auclair Westside Rd. CMP F1 STE 11 RR7 Vernon, BC V1T 7Z3	10,000	10,000	Nil	Nil

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 2,200,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)                 has had a material relationship with us other than as a shareholder at any time within the past three years;
(2)                 has ever been one of our officers or directors; or
(3)                 has the right to acquire any shares with sixty days from options, warrants, rights, conversion privileges, or similar obligations.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or at privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
*	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
*	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
*	contains a toll-free telephone number for inquiries on disciplinary actions;
*	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
*	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

*	bid and offer quotations for the penny stock;
*	the compensation of the broker-dealer and its salesperson in the transaction;
*	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
*	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at par value of $0.001 per share.

Common Stock

As of May 11, 2009, there were 2,200,000 shares of our common stock issued and outstanding that are held by 25 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Chang G. Park, CPA, Ph.D.to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

On October 30, 2006, we entered into an agreement, subsequently amended August 17, 2007, with Robert Weicker of Cocquitlam, BC, wherein he granted us the sole and exclusive option to acquire a 100% interest in the Kate property, which is located approximately 100 kilometers south-southwest of the Town of Houston in west-central British Columbia, Canada. We purchased this Option from Robert Weicker for a cash payment of $5,000. In order to exercise this option and acquire these claims we needed to pay Mr. Robert Weicker further cash payments totaling $320,000 as follows;

1. $15,000 by the earlier of February 29, 2008 and that date which is forty-eight (48) hours after receiving notice from Mr. Weicker that said payment must be made forthwith, provided that said notice cannot be given, at the earliest, until after October 30, 2007;
2.  $25,000 by July 20, 2008;
3.  $75,000 by July 20, 2009; and
4.  $205,000 by July 20, 2010.

and incur $445,000 in exploration expenditures as follows:

1. $50,000 by the earlier of February 29, 2008 and that date which is forty-eight (48) hours after receiving notice from Mr. Weicker that said payment must be made forthwith, provided that said notice cannot be given, at the earliest, until after August 31, 2007;
2.  $50,000 by August 31, 2008;
3.  $145,000 by August 31, 2009; and
4.  $200,000 by August 31, 2010.

We have failed to make certain of the additional payments above-noted, and, accordingly our option to acquire the 100% interest in the property has terminated.

Our plan of operation is to review other potential acquisitions in the resource and non-resource sectors.  Currently, we are in the process of completing due diligence reviews of several business opportunities.  We expect that these reviews could cost us a total of $25,000 in the next 12 months.

Employees

We have no employees as of the date of this prospectus other than our one director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Description of Property

We do not own or lease any property.

Legal Proceedings

We are currently not party to any legal proceedings.  Our address for service of process in Nevada is 2470 St. Rose Parkway, Suite 304, Henderson, Nevada 89074.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

While our shares are quoted for trading on the OTC Bulletin Board under the symbol “EGMM”, there is no liquid market for our stock.  We cannot assure you that an active trading market will develop and be sustained following the completion of this offering. Without a public market, it may be difficult for an investor to find a buyer for our common stock.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 25 registered shareholders.

Rule 144 Shares

A total of 2,100,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 12,000 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. The resale provisions of Rule 144 do not apply to securities issuers with no or nominal operations and no or nominal non-cash assets.

As of the date of this prospectus, persons who are our affiliates hold 1,200,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period from April 4, 2006 (inception) to April 30, 2008 including:

	a.	Balance Sheets;
	b.	Statements of Operations;
	c.	Statements of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

3.	Unaudited financial statements for the period ending January 31, 2009 including:

	a.	Balance Sheets;
	b.	Statements of Operations;
	c.	Statements of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

EDGEMONT MINING INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

April 30, 2008 and 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

Chang G. Park, CPA, Ph. D.
t 2667 CAMINO DEL RIO S. PLAZA B t SAN DIEGO t CALIFORNIA 92108t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480
t E-MAIL changgpark@gmail.com t

_________________________________________________________________________

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Edgemont Mining Inc.
(A Exploration Stage Company)

We have audited the accompanying balance sheets of Edgemont Mining Inc. (A Exploration Stage “Company”) as of April 30, 2008 and 2007 and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended and for the period from April 4, 2006 (inception) to April 30, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Edgemont Mining Inc. as of April 30, 2008 and 2007 and the results of its operation and its cash flows for the years then ended and for the period from April 4, 2006 (inception) to April 30, 2008 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chang G. Park
CHANG G. PARK, CPA

June 12, 2008

San Diego, CA. 92108

Member of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board

EDGEMONT MINING INC. (An Exploration Stage Company) Balance Sheets

Assets

	April 30,	April 30,
	2008	2007

Current Assets
Cash	$338	$18,839
Total Assets	$338	$18,839

Current Liabilities
Accounts payable and accrued liabilities	$2,831	$1,697
Loan from related party	2,500	-
Total Current Liabilities	5,331	1,697

Stockholders’ Equity
Capital stock
Authorized: 75,000,000 common shares with a par value of $0.001 Issued and outstanding:
2,200,000 common shares as of April 30, 2008	2,200	2,200
Additional paid-in-capital	22,800	22,800
Deficit accumulated during the exploration stage	(29,993)	(7,858)
Total stockholders’ equity	(4,993)	17,142
Total liabilities and stockholders’ equity	$338	$18,839

Nature and continuance of operations (Note 1)

See Accompanying Notes

EDGEMONT MINING INC. (An Exploration Stage Company) Statements of Operations

	Year Ended April 30, 2008	Year Ended April 30, 2007	Cumulative from April 4, 2006 (Inception) to April 30, 2008

Bank charges	$90	$81	$171
Mineral property	2,111	5,000	7,111
Office expenses	-	-	550
Professional fees	18,214	1,272	19,486
Transfer and filing fees	1,720	955	2,675

Net loss	$(22,135)	$(7,308)	$(29,993)

Loss per share – Basic and diluted	$(0.00)	$(0.00)
Weighted Average Number of Common Shares Outstanding	2,200,000	2,033,333

See Accompanying Notes

EDGEMONT MINING INC. (An Exploration Stage Company) Statement of Changes in Stockholders’ Equity

	Number of Common Shares	Par Value	Additional Paid-in- Capital	Deficit accumulated During the exploration stage	Total

Balance, April 4, 2006	-	$-	$-	$-	$-
Net loss				(550)	(550)
Balance, April 30, 2006 (Audited)	-	-	-	(550)	(550)
May 19, 2006
Issued for cash at $0.001	1,000,000	1,000	-	-	1,000
May 31, 2006
Issued for cash at $0.02	1,150,000	1,150	21,850	-	23,000
December 1, 2006
Issued for cash at $0.02	50,000	50	950		1,000
Net loss				(7,308)	(7,308)
Balance, April 30, 2007	2,200,000	$2,200	$22,800	$(7,858)	$17,142
Net loss				(22,135)	(22,135)
Balance, April 30, 2008	2,200,000	$2,200	$22,800	$(29,993)	$(4,993)

See Accompanying Notes

EDGEMONT MINING INC. (An Exploration Stage Company) Statements of Cash Flows

	Year Ended April 30, 2008	Year Ended April 30, 2007	Cumulative from April 4, 2006 (Inception) to April 30, 2008

Cash flows from operating activities
Net loss	$(22,135)	$(7,308)	$(29,993)
Donated services
Adjustments to reconcile net loss to net cash
Accounts payable and accrued liabilities	(1,134)	1,697	2,831
Net cash used in operating activities	(21,001)	(6,161)	(27,162)

Cash flows from financing activities
Loan from related party	2,500	-	2,500
Shares subscribed for cash	-	25,000	25,000
Net cash provided by financing activities	2,500	25,000	27,500

Net increase (decrease) in cash	(18,501)	18,839	338

Cash beginning	18,839	-	-
Cash ending	$338	$18,839	$338

Supplemental cash flow information:

Cash paid for:

Interest	$-	$-	$-
Taxes	$-	$-	$-

See Accompanying Notes

EDGEMONT MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
April 30, 2008

1.  NATURE AND CONTINUANCE OF OPERATIONS

Edgemont Mining Inc. (“the Company”) was incorporated under the laws of State of Nevada, U.S. on April 4, 2006, with an authorized capital of 75,000,000 common shares with a par value of $0.001.  The Company’s year end is the end of April.  The Company is in the exploration stage of its resource business.  During the year ended April 30, 2007, the Company commenced operations by issuing shares and acquiring a mineral property located in the Province of British Columbia, Canada.  The Company has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $29,993 as at April 30, 2008 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Exploration Stage Company

The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the Company as an exploration stage enterprise.

Mineral Interests

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified.  To date the Company has not established any proven or probable reserves on its mineral properties.  The Company has adopted the provisions of SFAS No. 143 “Accounting for Asset Retirement Obligations” which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at April 30, 2008, any potential costs relating to the retirement of the Company’s mineral property interest has not yet been determined.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

EDGEMONT MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
April 30, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

The Company follows the assets and liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At April 30, 2008, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

EDGEMONT MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
April 30, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-based Compensation

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”, which replaced SFAS No. 123, “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees”. In January 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107, “Share-Based Payment”, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the year ended April 30, 2007. The Company did not record any compensation expense for the period ended April 30, 2008 because there were no stock options outstanding prior to the adoption or at April 30, 2008..

Recent Accounting Pronouncements

In December 2007, the FASB issued Statement No. 160, “Noncontrolling Interest in Consolidated Financial Statements” (“SFAS 160”) which re-characterizes minority interests in consolidated subsidiaries as non-controlling interests and requires the classification of minority interests as a component of equity. Under SFAS 160, a change in control will be measured at fair value, with any gain or loss recognized in earnings. The effective date for SFAS 160 is for annual periods beginning on or after December 15, 2008. Early adoption and retroactive application of SFAS 160 to fiscal years preceding the effective date are not permitted. We believe that there is no impact of SFAS 160 on our financial position and results of operations.

3.  LOANS FROM RELATED PARTY

During the period ended April 30, 2008, a related party loan $2,500 to the Company with no interest accrued, unsecured and due date is on demand.

EDGEMONT MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
April 30, 2008

4.  MINERAL INTERESTS

On October 30, 2006, the Company entered into a mineral property option agreement.  The Company was granted the sole and exclusive right to acquire up to a 100% undivided interest in mineral claim located in the Omineca Mining Division, BC.  The Company shall pay $5,000 (paid) on the Agreement date, shall pay $15,000 on or before the first anniversary of this Agreement, shall pay $25,000 on or before the second anniversary of this Agreement, shall pay $75,000 on or before the third anniversary of this Agreement, and shall pay $205,000 on or before the fourth anniversary of this Agreement and shall incur $445,000 in Expenditures on the Property.  During the year ended April 30, 2008, the Company incurred expenditures of $2,111 on the property.

The mineral interest is held in trust for the Company by the vendor of the property. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder.

The Option to purchase the Mineral Property expired on February 29, 2008

5.  COMMON STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the year ended April 30, 2007, the Company issued 2,200,000 shares of common stock for total cash proceeds of $25,000.  At April 30, 2008, there were no outstanding stock options or warrants.

6.  INCOME TAXES

As of April 30, 2008, the Company had net operating loss carry forwards of approximately $29,993 that may be available this Agreement to reduce future years’ taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

7.  TRANSFER AGENT AGREEMENT

The Company authorizes the Transfer Agent Agreement with Island Stock Transfer signed and dated December 13, 2007.  The Company agrees to pay start-up fee of $500 and $10,000 once the account has been activated for transferring securities.

EDGEMONT MINING INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

January 31, 2009

(UNAUDITED)

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

EDGEMONT MINING INC. (An Exploration Stage Company) Balance Sheets

Assets

	January 31,	April 30,
	2009	2008

Current Assets
Cash	$17	$338

Total Assets	$17	$338

Liabilities

Current Liabilities
Accounts payable and accrued liabilities	$1,571	$2,831
Loan from related party	27,478	2,500
Total Current Liabilities	29,049	5,331

Stockholders’ Equity

Capital stock
Authorized: 75,000,000 common shares with a par value of $0.001
Issued and outstanding:
2,200,000 common shares as of April 30, 2008	2,200	2,200
Additional paid-in-capital	22,800	22,800
Deficit accumulated during the exploration stage	(54,032)	(29,993)
Total stockholders’ equity	(29,032)	(4,993)
Total liabilities and stockholders’ equity	$17	$338

Nature and continuance of operations (Note 1)

See Accompanying Notes

EDGEMONT MINING INC. (An Exploration Stage Company) Statements of Operations (Unaudited)

	Nine Months Ended January 31, 2009	Nine Months Ended January 31, 2008	Three Months Ended January 31, 2009	Three Months Ended January 31, 2008	Cumulative from April 4, 2006 (Inception) to January 31, 2009

Bank charges	$57	$59	$18	$18	$228
Mineral property	-	2,111	-	-	7,111
Office expenses	-	-	-	-	550
Professional fees	11,010	14,954	2,450	6,500	30,496
Transfer and filing fees	12,972	762	310	762	15,647

Net loss	$(24,039)	$(17,886)	$(2,778)	$(7,280)	$(54,032)

Loss per share – Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted Average Number of Common Shares Outstanding	2,200,000	2,200,000	2,200,000	2,200,000

See Accompanying Notes

EDGEMONT MINING INC. (An Exploration Stage Company) Statement of Changes in Stockholders’ Equity (Unaudited)

	Number of Common Shares	Par Value	Additional Paid-in- Capital	Deficit accumulated During the exploration stage	Total

Balance, April 4, 2006	-	$-	$-	$-	$-
Net loss				(550)	(550)
Balance, April 30, 2006 (Audited)	-	-	-	(550)	(550)
May 19, 2006
Issued for cash at $0.001	1,000,000	1,000	-	-	1,000
May 31, 2006
Issued for cash at $0.02	1,150,000	1,150	21,850	-	23,000
December 1, 2006
Issued for cash at $0.02	50,000	50	950		1,000
Net loss				(7,308)	(7,308)
Balance, April 30, 2007	2,200,000	$2,200	$22,800	$(7,858)	$17,142
Net loss				(22,135)	(22,135)
Balance, April 30, 2008	2,200,000	$2,200	$22,800	$(29,993)	$(4,993)
Net loss				(24,039)	(24,039)
Balance, January 31, 2009	2,200,000	$2,200	$22,800	(54,032)	$(29,032)

See Accompanying Notes

EDGEMONT MINING INC. (An Exploration Stage Company) Statements of Cash Flows (Unaudited)

	Nine Months Ended January 31, 2009	Nine Months Ended January 31, 2008	Three Months Ended January 31, 2009	Three Months Ended January 31, 2008	Cumulative from April 4, 2006 (Inception) to January 31, 2009

Cash flows from operating activities
Net loss	$(24,039)	$(17,886)	$(2,778)	$(7,280)	$(54,032)
Donated services
Adjustments to reconcile net loss to net cash
Accounts payable and accrued liabilities	(1,260)	2,065	310	2,262	1,571
Net cash used in operating activities	(25,299)	(15,821)	(2,468)	(5,018)	(52,461)

Cash flows from financing activities
Loan from related party	24,978	-	2,050	-	27,478
Shares subscribed for cash	-	-	-	-	25,000
Net cash provided by financing activities	24,978	-	2,050	-	52,478

Net increase (decrease) in cash	(321)	(15,821)	(418)	(5,018)	17

Cash beginning	338	18,839	435	8,036	-
Cash ending	$17	$3,018	$17	$3,018	$17

Supplemental cash flow information:

Cash paid for:

Interest	$-	$-	$-	$-	$-
Taxes	$-	$-	$-	$-	$-

See Accompanying Notes

EDGEMONT MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
January 31, 2009
(Unaudited)

1.  NATURE AND CONTINUANCE OF OPERATIONS

Edgemont Mining Inc. (“the Company”) was incorporated under the laws of State of Nevada, U.S. on April 4, 2006, with an authorized capital of 75,000,000 common shares with a par value of $0.001.  The Company’s year end is the end of April.  The Company is in the exploration stage of its resource business.  During the year ended April 30, 2007, the Company commenced operations by issuing shares and acquiring an option to a 100% interest in a mineral property located in the Province of British Columbia, Canada. The company failed to make certain of the option payments required under the terms of the option agreement, and accordingly the Company’s option to acquire a 100% interest in the property has terminated.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $53,982 as at January 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Exploration Stage Company

The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the Company as an exploration stage enterprise.

Mineral Interests

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified.  To date the Company has not established any proven or probable reserves on its mineral properties.  The Company has adopted the provisions of SFAS No. 143 “Accounting for Asset Retirement Obligations” which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at January 31, 2009, any potential costs relating to the retirement of the Company’s mineral property interest has not yet been determined.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

EDGEMONT MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
January 31, 2009
(Unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

The Company follows the assets and liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At January 31, 2009, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

EDGEMONT MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
January 31, 2009
(Unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-based Compensation

a.           In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”, which replaced SFAS No. 123, “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees”. In January 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107, “Share-Based Payment”, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the year ended April 30, 2007. The Company did not record any compensation expense for the period ended January 31, 2009 because there were no stock options outstanding prior to the adoption or at January 31, 2009.

Recent Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”.  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted.  The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

EDGEMONT MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
January 31, 2009
(Unaudited)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In March 2008, FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  The Company is currently evaluating the impact of SFAS No. 161 on its financial statements, and the adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations”.  This statement replaces SFAS 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141R also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”.  This statement amends ARB 51 to establish accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

3.  MINERAL INTERESTS

On October 30, 2006, the Company entered into a mineral property option agreement.  The Company was granted the sole and exclusive right to acquire up to a 100% undivided interest in mineral claim located in the Omineca Mining Division, BC.  The Company shall pay $5,000 (paid) on the Agreement date, shall pay $15,000 on or before the first anniversary of this Agreement, shall pay $25,000 on or before the second anniversary of this Agreement, shall pay $75,000 on or before the third anniversary of this Agreement, and shall pay $205,000 on or before the fourth anniversary of this Agreement and shall incur $445,000 in Expenditures on the Property.  During the year ended April 30, 2008, the Company incurred expenditures of $2,111 on the property.

The option has expired during the year ended April 30, 2008.

4.  COMMON STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the year ended April 30, 2007, the Company issued 2,200,000 shares of common stock for total cash proceeds of $25,000.  At January 31, 2009, there were no outstanding stock options or warrants.

EDGEMONT MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
January 31, 2009
(Unaudited)

5.  INCOME TAXES

As of January 31, 2009, the Company had net operating loss carry forwards of approximately $54,032 that may be available this amounts to reduce future years’ taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

6.  TRANSFER AGENT AGREEMENT

The Company authorizes the Transfer Agent Agreement with Island Stock Transfer signed and dated December 13, 2007.  The Company agreed to pay start-up fees of $500 and $10,000 once the account has been activated for transferring securities. This account has now been activated and the startup fees of $500 and $10,000 have now been paid.

Management’s Discussion and Analysis

Plan of Operation

Our plan of operation is to review other potential acquisitions in the resource and non-resource sectors.  Currently, we are in the process of completing due diligence reviews of several business opportunities.  We expect that these reviews could cost us a total of $25,000 in the next 12 months.

In all events we anticipate spending the following over the next 12 months on administrative fees:

*         $5,000 on legal fees
*         $8,000 on accounting and audit fees
*         $500 on EDGAR filing fees
*         $2,000 on general administration costs

Total expenditures over the next 12 months are therefore expected to be approximately $40,500.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  We may also seek to obtain short-term loans from our directors, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.

We do not expect to earn any revenue from operations until we have either commenced mining operations on a resource property, or operations on a non-resource property.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the small business issuer's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results of Operations for the Nine-Month Period Ended January 31, 2009

We did not earn any revenues during the three-month period ended January 31, 2009.

We incurred operating expenses in the amount of $24,039 for the nine-month period ended January 31, 2009. These operating expenses were comprised entirely of bank charges of $57, professional fees of $11,010 and transfer and filing fees of $12,972.

Results of Operations for the Nine-Month Period Ended January 31, 2008

We did not earn any revenues during the three-month period ended January 31, 2008.

We incurred operating expenses in the amount of $17,886 for the nine-month period ended January 31, 2008. These operating expenses were comprised entirely of bank charges of $59, expenses related to a mineral property of $2,111, professional fees of $14,954 and transfer and filing fees of $762.

Results of Operations for the Three-Month Period Ended January 31, 2009

We did not earn any revenues during the three-month period ended January 31, 2009.

We incurred operating expenses in the amount of $2,778 for the three-month period ended January 31, 2009. These operating expenses were comprised entirely of bank charges of $18, professional fees of $2,450 and transfer and filing fees of $310.

Results of Operations for the Three-Month Period Ended January 31, 2008

We did not earn any revenues during the three-month period ended January 31, 2008.

We incurred operating expenses in the amount of $7,280 for the three-month period ended January 31, 2008. These operating expenses were comprised entirely of bank charges of $18, professional fees of $6,500 and transfer and filing fees of $762.

Results of Operations from April 4, 2006 (inception) to January 31, 2009

No revenues were earned during this period.

We incurred operating expenses in the amount of $54,032 during this period. These operating expenses were comprised of bank charges and interest of $228, expenses related to the mineral property of $7,111, filing and transfer agent fees of $15,647, office expenses of $550, and professional fees of $30,496.

We have not attained profitable operations and are dependent upon obtaining financing to pursue further activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.

Since the effectiveness of our registration statement on November 16, 2007, we have filed reports with the Securities and Exchange Commission, including annual reports on Form 10-KSB, interim reports on Forms 10-QSB and 10-Q, and current reports on Form 8-K.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age

Guy Federspiel	44

Executive Officers:

Name of Officer	Age	Office

Guy Federspiel	44	President, Chief Executive Officer, Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Guy Federspiel has acted as our president, chief executive officer, secretary and treasurer since his appointment on September 12, 2008. Mr. Federspiel has been a self-employed farmer in Saskatchewan for approximately the last 20 years.

Mr. Federspiel currently devotes about 10% of his business time per week to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole officer and director.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on April 4, 2006 to January 31, 2009 and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Dean Rogers President, CEO, Secretary, Treasurer and a director	2008 2007	None None	None None	None None	None None	None None	None None	None None	None None
Guy Federspiel President, CEO, Secretary and a Director	2008	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Guy Federspiel. We do not pay him any amount for acting as a director.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at May 11, 2009. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of	Name and address	beneficial	Percent
Class	of beneficial owner	ownership	of class

Common Stock	Guy Federspiel	1,200,000	54.55%
	President, Chief	Shares
	Executive Officer,
	Secretary, Treasurer
	and Director
	Box 6, Stalwart, Saskatchewan,
	Canada, S0G 4R0

Common Stock	All Officers and Directors	1,200,000	54.55%
	as a group that consists of	shares
	one person

The percent of class is based on 2,200,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or is in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;

* Any person proposed as a nominee for election as a director;

* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

* Our sole promoter, Guy Federspiel

* Any relative or spouse of any of the foregoing persons who has the same house as such person;

* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$12.04
Transfer Agent Fees	$3,000.00
Accounting fees and expenses	$500.00
Legal fees and expenses	$3,000.00
Edgar filing fees	$500.00

Total	$7,012.04

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We completed an offering of 1,000,000 shares of our common stock at a price of $0.001 per share on May 19, 2006 to Dean Rogers, our then President, Chief Executive Officer, Secretary, Principal Accounting Officer, Treasurer and Director. The total amount received from this offering was $1,000.

These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,200,000 shares of our common stock at a price of $0.02 per share to a total of 28 purchasers on June 2, 2006.  The total amount received from this offering was $24,000.  We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers were as follows:

Name of Shareholder	Number of Shares
Guy E. Franson	50,000
Phyllis L. Byrne	50,000
Helen Louise Robinson	50,000
Syndie Coulson	50,000
Julie A. Brown	50,000
Bobbi-Jean Catt	50,000
Katie Hickey	50,000
Theresa Bru	50,000
Michelle Haycock	50,000
John Bartell	50,000
Michelle Franson	50,000
Carrie O’Neil	50,000
Deb Fisher	50,000
Ken George	50,000
John Kroes	50,000
Mike Stychyshyn	50,000
Debbie Brown	50,000
Alain Soucy	50,000
Ralf Stass	50,000
Connie Stass	50,000
Joel Mertz	50,000
Rob Bauman	50,000
James Davie	50,000
Susan Suprenant	10,000
Maela Bru	10,000
Sharon Sehn	10,000
Val Lumley	10,000
Amelie Auclair	10,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number	Description

3.1*	Articles of Incorporation
3.2*	By-Laws
5.1*	Legal opinion
23.1	Consent of Chang G. Park, CPA, Ph.D.

* previously filed as exhibits to our registration statement on Form SB-2

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.
Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at Stalwart, Province of Saskatchewan, on May 11, 2009.

Edgemont Mining Inc.

By:/s/ Guy Federspiel
Guy Federspiel
President, Chief Executive Officer,
Secretary, Treasurer, principal
accounting officer, principal
financial officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Guy Federspiel	President, Chief Executive	May 11, 2009
Officer, Secretary, Treasurer,
Guy Federspiel	principal accounting officer,
principal financial officer
and Director